UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): April 27, 2022

DELTA APPAREL, INC.
(Exact name of registrant as specified in its charter)

Georgia
(State or Other Jurisdiction of Incorporation)

1-15583		58-2508794
(Commission File Number)		(IRS Employer Identification No.)

2750 Premiere Pkwy., Suite 100 Duluth, Georgia	30097
(Address of principal executive offices)	(Zip Code)

(678) 775-6900
(Registrant's Telephone Number Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Large accelerated filer	Accelerated filer	Non-accelerated filer	Smaller reporting company	Emerging growth company
☐	☒	☐	☒	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	DLA	NYSE American

Item 5.02.            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    Election of Directors

On April 27, 2022, Sonya E. Medina was appointed to the Board of Directors (the "Board") of Delta Apparel, Inc. (the "Company"), effective immediately. Ms. Medina brings to the Board over 22 years of multi-industry and federal government experience, and over 15 years in the business sector.  Ms. Medina has served as the co-founder of Greenlight Growth Capital, LLC since January 2022 and as an independent consultant since July 2013.  She previously served as Vice President of Community & External Affairs of Silver Eagle Distributors - Anheuser-Busch from January 2008 to June 2013.  Prior to that, Ms. Medina was a White House Commissioned Officer for seven years and a director of a corporate global foundation.  Ms. Medina currently serves on the Board of Directors for Papa John's International, Inc. (NASDAQ: PZZA).

Ms. Medina will serve as a member of the Board's Corporate Governance Committee and Audit Committee. The Board affirmatively determined that Ms. Medina is independent under all applicable rules of NYSE American including with respect to Audit Committee membership.  There are no family relationships between Ms. Medina and any other director or executive officer of the Company nor are there any transactions between Ms. Medina or any member of her immediate family and the Company or any of its subsidiaries that would be reportable as a related party transaction under the rules of the United States Securities and Exchange Commission. Further, there is no arrangement or understanding between Ms. Medina and any other persons or entities pursuant to which Ms. Medina was appointed as a director of the Company.

Upon her appointment to the Board, Ms. Medina became entitled to a prorated portion of the Company's non-employee director compensation. As such, Ms. Medina is entitled to receive a prorated portion of the annual cash retainer of $40,000. Ms. Medina will also be entitled to receive a prorated portion of the annual cash retainer of $6,000 for serving as a member of each of the Corporate Governance and Audit Committees, reimbursement of her reasonable travel expenses incurred in connection with her attendance at Board and committee meetings, and up to $5,000 every two years for director education programs. In addition, non-employee directors of the Company are entitled to receive an annual equity grant of 3,000 restricted stock units under the Delta Apparel, Inc. 2020 Stock Plan. Ms. Medina will receive a restricted stock unit award for a prorated number of restricted stock units for her service on the Board during the Company's 2022 fiscal year.

A copy of the Company’s press release relating to Ms. Medinas' appointment is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Exhibit Number	Description

99.1	Press release issued by Delta Apparel, Inc. on April 28, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereinto duly authorized.

DELTA APPAREL, INC.

Date:	April 28, 2022	/s/ Robert W. Humphreys
Robert W. Humphreys
Chairman and Chief Executive Officer